Exhibit 32

Written Statement of the Principal Executive Officer
Pursuant to 18 U.S.C. §1350

Solely for the purposes of complying with 18 U.S.C. §1350, I, the undersigned President and Chief Operating Officer of Fresh Brands, Inc. (the “Company”), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended April 24, 2004 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Louis E. Stinebaugh
Louis E. Stinebaugh
President and Chief Operating Officer
June 2, 2004

Exhibit 32

Written Statement of the Principal Financial Officer
Pursuant to 18 U.S.C. §1350

Solely for the purposes of complying with 18 U.S.C. §1350, I, the undersigned Executive Vice President, Chief Financial Officer, Secretary and Treasurer of Fresh Brands, Inc. (the “Company”), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended April 24, 2004 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ John H. Dahly
John H. Dahly
Executive Vice President, Chief Financial Officer
Secretary and Treasurer
June 2, 2004